Exhibit 10.2

Form of Employee Stock Option Award Notice and Agreement

Pernix Group, Inc.

Equity Incentive Plan (“EIP” or the “Plan”)

STOCK OPTION AWARD AGREEMENT

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT of 1933, AS AMENDED.

This Stock Option Agreement (“Agreement”) is made and entered into as of the date of grant set forth below (the “Date of Grant”)

BETWEEN:	Pernix Group, Inc. (the “Company”), a corporation organized and existing under the laws of the State of Delaware, with its head office located at: 151 East 22nd Street, Lombard, Illinois 60148

AND:	(the “Optionee”), an individual with his or her main address at:

Capitalized terms not defined herein shall have the meaning ascribed to them in the Pernix Group, Inc. Equity Incentive Plan (the “Plan”).

Total Stock Options:

Exercise Price Per Share: Equal to the fair market value of the Pernix Group, Inc. Common Stock (“Common Stock” or “Stock”) as of the Date of Grant. Fair market value shall be determined in accordance with the Plan document as defined.

Date of Grant:

Vesting Date: One third of the total number of options granted under this Agreement shall become exercisable in cumulative fashion on the first anniversary                      through the third anniversary                    of the Date of Grant.

Acceleration of Vesting: In the event the employee is terminated by the Company, without regard to cause or reason for termination, all options granted to this employee under this award agreement shall fully vest. No vesting shall be accelerated on this option award or any other previously issued award(s) granted to this employee under the EIP or the Incentive Stock Option Plan in the event the Employee initiates his own termination / resignation.

Expiration Date for Exercise of Options:  Each option granted under this award that becomes vested on or before the date of the employee’s termination shall not by its terms expire until and shall be exercisable until the earlier of the expiration of ten years from the Date of Grant or as of the date of the initial expiration of the Plan in 2023.

Type of Stock Option (indicate type of award):

☐ Qualified Incentive Stock Option (Employees) OR

☐ Non-Qualified Stock Option (Non-Employee Board Directors)

Terms and Conditions

To the extent any provisions of this award agreement are in conflict with the terms of the EIP or Incentive Stock Option Plan, the provisions of this award agreement take precedence over the EIP and the Incentive Stock Option Plan.

Acknowledgement of Optionee
Optionee Signature
Date:

CONSENT OF SPOUSE IF APPLICABLE

The undersigned spouse of the Optionee to the foregoing Stock Option Agreement acknowledges on his or her own behalf that: I have read the foregoing Stock Option Agreement and I know its contents. I hereby consent to and approve of the provisions of the Stock Option Agreement, and agree that the Stock issued upon exercise of the options covered thereby and my interest in them are subject to the provisions of the Stock Option Agreement and that I will take no action at any time to hinder operation of the Stock Option Agreement on those Shares of Stock or my interest in them.

NAME OF SPOUSE (IF APPLICABLE)

[ADDRESS], [CITY], [STATE], [ZIP]

The Corporation and the Optionee hereby agree to the terms and conditions of this Agreement and have executed it as of the Date of Grant.

Approval by Optionee

Name of Optionee	Signature of Optionee	Date of Grant

Approval of Pernix Group, Inc. or of the Compensation Committee of the Board of Directors *

Chairman of the Board of Directors
Don Gunther

Director
C. Robert Campbell

Director
Carl Smith

*The approval of the Board of Directors (Board) is required on this Agreement if the Option award is being granted to the President and Chief Executive Officer of Pernix Group, Inc. or for Members of the Board of Directors unless previously approved by Board resolution. For other Option awards, the approval of the President and Chief Executive Officer of Pernix Group, Inc. is required on this Agreement and the Compensation Committee may approve the total awards to be approved by the President and Chief Executive Officer award in the form of a Compensation Committee Board Resolution.

Exhibit A

PERNIX GROUP, INC. EQUITY INCENTIVE PLAN

EXERCISE NOTICE

COMPANY NAME:  Pernix Group, Inc.

Attention:

1. Exercise of Option. Effective as of today,               , the undersigned Optionee hereby elects to exercise Optionee’s option to purchase                  Shares of the Common Stock of Pernix Group, Inc. (the Company.) under and pursuant to the Equity Incentive Plan (the “Plan”) and the Stock Option Award Agreement dated September 8, 2014 (the “Option Agreement”).

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement.

3. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned Stock, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided under the terms of the Plan.

5. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares.  Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

6. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

7. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

8. Governing Law; Severability. This Exercise Notice is governed by the laws of the State of Delaware.

9. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan, and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

Submitted by:	Accepted by:
Pernix Group, Inc.

Signature By
Optionee

President and Chief Executive Officer
Address:

Date Received: